Exhibit 32

SECTION 1350 CERTIFICATIONS

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of L-3 Communications Holdings, Inc. ("L-3 Holdings") and L-3 Communications Corporation ("L-3 Corporation" together with L-3 Holdings referred to as "L-3") on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Frank C. Lanza, Chairman and Chief Executive Officer of L-3 Holdings and L-3 Corporation, and Michael T. Strianese, Senior Vice President and Chief Financial Officer of L-3 Holdings and L-3 Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of L-3.

/s/ Frank C. Lanza	/s/ Michael T. Strianese
Frank C. Lanza	Michael T. Strianese
Chairman and Chief Executive Officer	Senior Vice President and Chief Financial Officer
May 10, 2005	May 10, 2005